                                                                    EXHIBIT 4.03

                              AT HOME CORPORATION

                                 425 Broadway

                             Redwood City, CA 94063

                                                                  April 11, 1997


Shaw Cablesystems Ltd.
Suite 900
630 Third Avenue SW
Calgary, Alberta
Canada T2P 4L4

Rogers Cablesystems Limited
Suite 6400, Scotia Plaza
40 King Street W
Toronto, Ontario
Canada M5H 3Y2

     Re:  Canadian Purchase Agreement
          ---------------------------

Ladies and Gentlemen:

     Reference is made to that certain Stock Purchase Agreement, dated of even date herewith, among At Home Corporation (the "COMPANY") and the purchasers listed on Exhibit A thereto, which include Rogers Cablesystems Limited, a corporation incorporated under the laws of Ontario ("ROGERS"), and Shaw Cablesystems Ltd., a corporation incorporated under the federal laws of Canada ("SHAW"), with respect to the purchase by, and sale to, each of Rogers and Shaw of $15,000,000 of Series C Convertible Preferred Stock, par value U.S. $0.01 per share ("SERIES C PREFERRED") of the Company (the "PURCHASE AGREEMENT") out of a total offering of up to $50,000,000. Capitalized terms used in this letter agreement (this "AGREEMENT") without definition shall have the meanings given to them in the Purchase Agreement.

     In connection with the purchase of Series C Preferred by Rogers and Shaw, the Company has agreed to grant certain warrants and provide certain rights to Rogers and Shaw, as described below.

     1.   Purchase and Sale of Warrants.  Subject to the terms and conditions of
          -----------------------------
the Purchase Agreement and this Agreement, the Company agrees to issue and sell to each of Rogers and Shaw, and each of Rogers and Shaw agrees, severally and not jointly, to purchase from the Company, at the Closing, (i) a warrant in the form attached hereto as Exhibit A (each, a "WARRANT 1") to purchase 32,500
                        ---------
shares of Series C Preferred which are initially convertible into 650,000 shares of Series A Common Stock; (ii) a warrant in the form attached hereto as Exhibit
                                                                        -------
B  (each, a "WARRANT 2") to purchase 4,000 shares of Series C Preferred which
-
are initially convertible into 80,000 shares of Series A Common Stock; and (iii) a warrant in the form attached hereto as Exhibit C (each, a "WARRANT 3") to purchase 13,500 shares of
                   ---------
Series C Preferred which are initially convertible into 270,000 shares of Series A Common Stock. The aggregate purchase price for each Warrant 1 will be $650.00. The aggregate purchase price for each Warrant 2 will be $80.00. The aggregate purchase price for each Warrant 3 will be $270.00. Each Warrant 1, Warrant 2 and Warrant 3 are collectively referred to herein as the "WARRANTS."

     2.   Additional Representations, Warranties and Covenants of the Company.
          -------------------------------------------------------------------
In addition to the Company's representations, warranties and covenants in
Section 2 of the Purchase Agreement, which are hereby incorporated herein by reference with the same force and effect as if set forth herein, the Company hereby represents and warrants to, and covenants with, each of Rogers and Shaw (each, a "CANADIAN PURCHASER") as follows, except as set forth in the Additional Schedule of Exceptions ("ADDITIONAL SCHEDULE OF EXCEPTIONS") attached to this Agreement as Exhibit E (which Additional Schedule of Exceptions shall be deemed
             ---------
to be representations and warranties to the Canadian Purchasers by the Company under this Section 2):

          2.1  Authorization; Consents and Approvals; No Conflict. This
               --------------------------------------------------
Agreement, the Warrants issued to such Canadian Purchaser, and the Canadian Voting Agreement (as hereinafter defined) shall be deemed included within the definition of "Transaction Agreements" with respect to such Canadian Purchaser for purposes of Section 2.7 of the Purchase Agreement. This Agreement, the Warrants issued to such Canadian Purchaser, the Canadian Voting Agreement and that certain letter agreement of even date herewith among the Canadian Purchasers, the Cable Stockholders (as hereinafter defined) and Kleiner, Perkins, Caufield & Byers VII with respect to certain resales of the Company's stock (the "TAG/DRAG AGREEMENT") shall be deemed included in the definition of "Transaction Agreements" with respect to such Canadian Purchaser for purposes of
Section 2.8 of the Purchase Agreement.

          2.2  Valid Issuance of Warrants and Warrant Stock.  The Warrants, when
               --------------------------------------------
issued, sold and delivered in accordance with the terms of this Agreement to such Canadian Purchaser, will be duly authorized and validly issued, free of any liens, claims, charges, security interests, pledges or encumbrances of any kind (other than restrictions on transfer or voting created in this Agreement, the Purchase Agreement, such Warrants, the Registration Rights Agreement, the Canadian Voting Agreement or the Tag/Drag Agreement or by such Canadian Purchaser or as a result of applicable state and federal securities laws). The shares issuable upon exercise of the Warrants (the "WARRANT STOCK") will have been duly and validly reserved for issuance prior to the Closing and, upon issuance in accordance with the terms of the Warrants, the Certificate of Designation and the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable, free of any liens, claims, charges, security interests, pledges or encumbrances of any kind (other than restrictions on transfer or voting created in this Agreement, the Purchase Agreement, such Warrants, the Registration Rights Agreement, the Canadian Voting Agreement or the Tag/Drag Agreement or by such Canadian Purchaser or as a result of applicable state and federal securities laws).

          2.3  No Registration Required.  Based in part on the representations
               ------------------------
made by such Canadian Purchaser in Section 6 hereof, the Purchased Shares and the Warrants and (assuming no change in applicable law and no unlawful distribution of Purchased Shares or

Warrants by such Canadian Purchaser or other parties) the Conversion Shares or Warrant Stock, respectively, will be issued in full compliance with either (i) Rule 903 of Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") or (ii) another applicable exemption from the registration requirements of the Securities Act, and the registration and qualification requirements of the securities laws of the States of California and Delaware (provided that, with respect to the Conversion Shares and Warrant Stock, no
 -------- ----
commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares or Warrant Stock upon the exercise of the Warrants and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares upon conversion thereof in accordance with the Certificate of Designation and the Restated Certificate or for the Warrant Stock other than delivery of the applicable exercise price thereof).

     3.   Additional Representations, Warranties and Covenants of the
          -----------------------------------------------------------
Purchasers. In addition to each Canadian Purchaser's representations, warranties
----------
and covenants in Section 3 of the Purchase Agreement, which are hereby incorporated herein by reference with the same force and effect as if set forth herein, each Canadian Purchaser, on behalf of itself and not jointly with the other Canadian Purchaser, hereby represents and warrants to, and covenants with, the Company as follows:

          3.1  Authorization; Consents and Approvals; No Conflict.  The Warrants
               --------------------------------------------------
issued to such Canadian Purchaser, the Canadian Voting Agreement and the Tag/Drag Agreement shall be deemed included within the definition of "Transaction Agreements" with respect to such Canadian Purchaser for purposes of Sections 3.5 and 3.6 of the Purchase Agreement.

          3.2  Disclosure of Information.  The Warrants issued to such Canadian
               -------------------------
Purchaser shall be deemed included within the definition of "Purchased Shares" with respect to such Canadian Purchaser for purposes of Section 3.7 of the Purchase Agreement.

     4.   Conditions to Rogers' and Shaw's Obligations at Closing.  In addition
          -------------------------------------------------------
to the closing conditions in Section 6 of the Purchase Agreement, which are hereby incorporated herein by reference with the same force and effect as if set forth herein, the obligation of each Canadian Purchaser to purchase and/or acquire Purchased Shares and Warrants at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following additional conditions, any of which may be waived by such Canadian Purchaser, respectively, by written notice to the Company pursuant to Section 10.6 of the Purchase
Agreement:

          4.1  Correctness of Representations and Warranties.  The
               ---------------------------------------------
representations and warranties of the Company set forth or incorporated by reference in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and such Canadian Purchaser shall have received a certificate to such effect from the Company, signed by its duly authorized officer.

          4.2  Performance of Agreements.  The Company shall have performed and
               -------------------------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, and such Canadian Purchaser shall have received a certificate to such effect from the Company, signed by its duly authorized officer.

          4.3  Securities Exemption.  The offer and sale of the Purchased Shares
               --------------------
and the Warrants to such Canadian Purchaser pursuant to this Agreement (and, with respect to the Purchased Shares, pursuant to the Purchase Agreement) shall be in compliance with Rule 903 of Regulation S under the Securities Act or exempt from the registration requirements of the Securities Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws.

          4.4  No Material Litigation.  There shall not be pending on the
               ----------------------
Closing Date any lawsuit, claim, proceeding or other legal action by or before any court or other regulatory, administrative or governmental authority that seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), and there shall not be in effect on the Closing Date any injunction or other order of any governmental authority or arbitration panel that restrains, restricts, prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the transactions contemplated hereby.

          4.5  Government Approvals and Consents.  All governmental consents
               ---------------------------------
required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and all governmental filings required in connection with the consummation of the transactions contemplated by this Agreement shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any governmental entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, whether individually or in the aggregate, have a material adverse effect on the transactions contemplated by the Purchase Agreement and this Agreement.

          4.6  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby at the Closing, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to such Canadian Purchaser and its counsel and such Canadian Purchaser shall have received all such counterpart originals and certified or other copies of such documents as such Canadian Purchaser may reasonably request.

          4.7  Delivery of Warrants.  The Company shall have delivered to such
               --------------------
Canadian Purchaser an original executed copy of each Warrant to be purchased by such Canadian Purchaser pursuant to Section 1 of this Agreement.

          4.8  Waiver of Existing Rights.  On or before the Closing, any
               -------------------------
preemptive rights, rights of first refusal and other rights (including but not limited to, the right to receive notice of the transactions contemplated by this Agreement) of the parties to the Stockholders'

Agreement (and their respective Stockholder Groups, as defined in the Stockholders' Agreement) under the Stockholders' Agreement shall have been waived as and to the extent such rights apply to the issuance and sale of the Warrants and the Warrant Stock hereunder and the other transactions contemplated hereby and by the Transaction Agreements.


          4.9  Board of Directors; Canadian Voting Agreement. At the Closing,
               ---------------------------------------------
the authorized number of directors of the Company shall be eleven, and such Canadian Purchaser shall have received from TCI Internet Holdings, Inc., Cox Teleport Providence, Inc. and Comcast PC Investments, Inc. (the "CABLE STOCKHOLDERS"), the Company and the other Canadian Purchaser executed counterparts of the Voting Agreement in the form attached as Exhibit D hereto
                                                             ---------
(the "CANADIAN VOTING AGREEMENT").

          4.10 Minimum Investment.  The other Canadian Purchaser shall purchase
               ------------------
75,000 shares of Series C Preferred, a Warrant 1 to purchase 32,500 shares of Series C Preferred, a Warrant 2 to purchase 4,000 shares of Series C Preferred and a Warrant 3 to purchase 13,500 shares of Series C Preferred.

     5.   Conditions to the Company's Obligations at Closing. In addition to the
          --------------------------------------------------
closing conditions in Section 7 of the Purchase Agreement, which are hereby incorporated herein by reference with the same force and effect as if set forth herein, the obligation of the Company to issue and sell the Purchased Shares and the Warrants to each Canadian Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following additional conditions:

          5.1  Correctness of Representations and Warranties.  The
               ---------------------------------------------
representations and warranties of such Canadian Purchaser contained in this Agreement and the Warrants shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect from such Canadian Purchaser, signed by its duly authorized officer.

          5.2  Performance of Agreements.  Such Canadian Purchaser shall have
               -------------------------
performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, and the Company shall have received a certificate to such effect from such Canadian Purchaser, signed by its duly authorized officer.

          5.3  No Material Litigation.  There shall not be pending on the
               ----------------------
Closing Date any lawsuit, claim, proceeding or other legal action by or before any court or other regulatory, administrative or governmental authority that seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), and there shall not be in effect on the Closing Date any injunction or other order of any governmental authority or arbitration panel that restrains, restricts, prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the transactions contemplated hereby.

          5.4  Securities Exemption.  The offer and sale of the Purchased Shares
               --------------------
and the Warrants to such Canadian Purchaser pursuant to this Agreement shall be in compliance with Rule 903 of Regulation S under the Securities Act or exempt from the registration requirements of the Securities Act, the qualification requirements of the California Securities Law and the registration and/or qualification requirements of all other applicable state securities laws, provided that the Company shall be obligated to use its commercially reasonable efforts to make all filings and take all such other actions required to perfect such exemptions.

          5.5  Government Approvals and Consents.  All governmental consents
               ---------------------------------
required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and all governmental filings required in connection with the consummation of the transactions contemplated by this Agreement shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any governmental entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, whether individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement and the Purchase Agreement.

          5.6  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby at the Closing, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

          5.7   Payment of Purchase Price.  Such Canadian Purchaser shall have
                -------------------------
delivered to the Company the purchase price for each of the Warrants specified in Section 1 of this Agreement.

          5.8  Waiver of Existing Rights.  On or before the Closing, any
               -------------------------
preemptive rights, rights of first refusal and other rights (including but not limited to, the right to receive notice of the transactions contemplated by this Agreement) of the parties to the Stockholders' Agreement (and their respective Stockholder Groups, as defined in the Stockholders' Agreement) under the Stockholders' Agreement shall have been waived as and to the extent such rights apply to the issuance and sale of the Warrants and the Warrant Stock hereunder and the other transactions contemplated hereby and by the Transaction Agreements.

          5.9  Minimum Investment.  Each of Rogers and Shaw shall purchase a
               ------------------
minimum of 75,000 shares of Series C Preferred, a Warrant 1 to purchase 32,500 shares of Series C Preferred, a Warrant 2 to purchase 4,000 shares of Series C Preferred and a Warrant 3 to purchase 13,500 shares of Series C Preferred.

     6.   Compliance with U.S. Securities Laws.
          ------------------------------------

          6.1  Compliance with Regulation S.  Rogers and Shaw acknowledge that
               ----------------------------
the offer and sale by the Company to them of the Series C Preferred and the Warrants, and the securities that are issuable upon exercise of the Warrants and conversion of the Series C

Preferred (collectively the "SECURITIES") are being made in part in reliance on the parties' compliance with Rule 903 of Regulation S under the Securities Act, which provides an exemption from the registration requirements of the Securities Act for certain "offshore transactions" in which (i) the offer is not made to a person in the United States, (ii) at the time the buy order is originated, the buyer is outside the United States and is not a U.S. person within the meaning of Regulation S, (iii) certain resale restrictions are imposed on the securities being sold and (iv) the offer and sale is made pursuant to the conditions specified in Rule 903(c)(3)(iii)(B) of Regulation S.

          6.2  Representations of Rogers and Shaw.  Each of Rogers and Shaw
               ----------------------------------
severally represents and agrees that:

               a)  It is not a "U.S. person" within the meaning of Regulation S;

               b) It is not acquiring the Securities for the account of or benefit of any U.S. person;

               c) The offer to purchase the Securities was not made to it in the United States;

               d) To the best of its knowledge, the offer and sale of the Securities is being made in an "offshore transaction" complying with the provisions of Rule 903 of Regulation S under the Securities Act;

               e) It is acquiring the Securities for investment and not with a view to the sale or other distribution thereof within the meaning of the Act; and

               f) It will resell or transfer the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to another available exemption from registration.

          6.3  Restrictions on Resale.  Notwithstanding anything to the contrary
               ----------------------
in the Purchase Agreement or the Warrants, each of Rogers and Shaw agrees severally that until two years after the Closing or such earlier time as may be permitted under Regulation S (the "RESTRICTED PERIOD"), it will not offer or sell any of the Securities in the United States or to any U.S. person unless the Securities are registered under the Securities Act or an exemption from the registration requirements under the Securities Act is available. Rogers and Shaw acknowledge that (i) any resale or transfer of the Securities during the Restricted Period, unless registered under the Securities Act or made pursuant to an applicable exemption from registration under the Securities Act, must be made in an "offshore transaction" complying with the provisions of Rule 904 of Regulation S, (ii) no directed selling efforts may be made in the United States by the seller, an affiliate or any person acting on their behalf, and (iii) no selling concession, fee or other remuneration may be paid in connection with any such offer or sale except as permitted by Regulation S.

          6.4  Refusal to Transfer.  Rogers and Shaw acknowledge that the
               -------------------
Company is required to refuse, and will refuse, to register any transfer of the Securities not made in accordance with the provisions of Regulation S or pursuant to an applicable exemption from registration under the Securities Act, and that the Securities will bear a legend in substantially the following form (in lieu of the legend required by Section 4.4(a) of the Purchase Agreement) stating that transfer of the Securities is prohibited except in accordance with the provisions of Regulation S or pursuant to an applicable exemption from registration under the Securities Act:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT AS PERMITTED UNDER REGULATION S PROMULGATED UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO ANOTHER EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     In addition to the legends required by Section 4.4 of the Purchase Agreement, the Securities shall include a conspicuously noted legend in substantially the following form:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN CANADIAN PURCHASE AGREEMENT DATED AS OF APRIL 11, 1997 AMONG THE COMPANY AND THE OTHER PARTIES THERETO CONTAINING, AMONG OTHER THINGS, RESTRICTIONS ON THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES. A COUNTERPART OF SUCH AGREEMENT HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS, AND THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER HEREOF, WITHOUT CHARGE, UPON WRITTEN REQUEST.

          6.5  Binding on Transferees.  The restrictions set forth in this
               ----------------------
Section 6 will be binding on any transferee of the Securities in the same manner as set forth in this Section 6 with respect to Rogers and Shaw.


     7.   Exception to Transfer Restrictions.
          ----------------------------------

          7.1  Exception.  Notwithstanding the restrictions on dispositions of
               ---------
Purchased Shares and Conversion Shares set forth in Sections 4.1 and 4.2 of the Purchase Agreement or on dispositions of Warrants and Warrant Stock set forth in Sections 4.1 and 4.2 of each of the Warrants, but subject to compliance with applicable securities laws and the provisions of Section 6 of this Agreement, each of Rogers and Shaw may transfer the Purchased Shares, Conversion Shares, Warrants, and Warrant Stock, in minimum amounts of 1,000 shares of Series

C Preferred Stock (or 20,000 shares of Series A Common Stock) to, in the aggregate for both Rogers and Shaw and their permitted transferees, up to twelve Additional Canadian MSOs who are not "U.S. persons" within the meaning of Regulation S; provided that in each case, each transferee agrees in writing to
              --------
be subject to the terms of Section 4 of the Purchase Agreement or Section 4 of the Warrant, as applicable, and Section 6 of this Agreement to the same extent as if the transferee were Rogers or Shaw, as applicable, under the Purchase Agreement and/or the Warrant and this Agreement.

          7.2  Definitions.  For purposes of this Section 7 and Section 8, the
               -----------
following terms have the following meanings:

          "ADDITIONAL CANADIAN MSO" means any cable system operator in Canada (other than Rogers and Shaw and their respective Controlled Affiliates) who agrees in writing with Rogers or Shaw, as applicable, to distribute the Wave@Home Service on an exclusive basis in Canada in accordance with the Canadian Distribution Agreement.

          "CANADIAN DISTRIBUTION AGREEMENT" means the provisions of Articles 2, 3 and 6 of the Term Sheet, including any other provisions or definitions in other sections of the Term Sheet which are referenced in Articles 2, 3 and 6; provided that if the matters set forth in Articles 2, 3 and 6 of the Term Sheet are superseded by a definitive agreement which is executed by the applicable parties to the Term Sheet, such definitive agreement will constitute the Canadian Distribution Agreement for all purposes hereunder.

          "TERM SHEET" means the Term Sheet, dated March 18, 1997, among the Company, Rogers and Shaw, as amended, modified or supplemented from time to time.

          "WAVE@HOME SERVICE" has the meaning given to such term in the Canadian Distribution Agreement.

          7.3  Covenant.  In the event that Rogers or Shaw makes a permitted
               --------
transfer of a Warrant that is not then fully exercisable at the time of transfer, the Company and Rogers or Shaw as appropriate agree to negotiate in good faith those adaptations to the exercisability provisions of such Warrant as necessary for such Warrant to include performance criteria that are consistent with the parties' shared objectives for distribution of the Company's service in Canada.

     8.   Nomination of Canadian Purchasers' Board Designee; Board Observer
          -----------------------------------------------------------------
Rights.
------

     8.1  Ownership Condition.  Certain of the rights of Rogers and Shaw
          -------------------
specified in this Section 8 are subject to the condition (the "OWNERSHIP CONDITION") that Rogers and Shaw (and/or Controlled Affiliates of either Rogers or Shaw) collectively own beneficially (x) at least 2,000,000 shares of issued and outstanding Series A Common Stock (and/or shares of Series C Preferred Stock that is then convertible into such number of shares of Series A Common Stock) and (y) in addition to (and without duplication of) the shares referred to in clause (x) above, any one of the following (with the references in this Section 8 to numbers of shares appropriately adjusted to give effect to any stock splits, reverse splits, stock dividends or similar events occurring after the date hereof):

          (1)  500,000 or more shares of Series A Common Stock; or

          (2) that number of shares of Series C Preferred Stock that is then convertible into at least 500,000 shares of Series A Common Stock; or

          (3) that number of Warrants which upon exercise will (either immediately or upon conversion of shares of Series C Preferred Stock issuable upon the exercise thereof) result in the issuance of at least 500,000 shares of Series A Common Stock.

     8.2  Nomination Rights.
          -----------------

          (a)  Series C Preferred Director.  The Company hereby covenants that,
               ---------------------------
for so long as the holders of Series C Preferred Stock are entitled as a separate series, under the Company's Certificate of Incorporation or any Certificate of Designation, to elect a member of the Board of Directors of the Company (the "SERIES C PREFERRED DIRECTOR"), the Company will, in connection with any meeting of stockholders held, or in connection with any written consent of stockholders solicited, for the purpose of electing the Series C Preferred Director, use its reasonable best efforts to cause to be nominated for election to the Board the nominee designated in writing by holders of a majority of the shares of Series C Preferred Stock issued and outstanding on the record date for such meeting or written consent.

          (b)  Common Stock Director. The Company hereby covenants that from and
               ---------------------
after such time as there are no shares of Series C Preferred Stock outstanding, for so long as (i) the Ownership Condition is satisfied and (ii) either Rogers or Shaw or both hold the exclusive licenses referred to in Sections 2.1(A) and
(B), as applicable, of the Term Sheet (or in accordance with any analogous provisions with respect to distribution of the Wave@Home Service by Rogers and Shaw contained in the Canadian Distribution Agreement), the Company will, in connection with any meeting of stockholders held, or in connection with any written consent of stockholders solicited, for the purpose of electing any Common Stock Directors (as defined in the Company's Certificate of Incorporation), use its reasonable best efforts to cause to be nominated for election to the Board as a Common Stock Director a nominee jointly designated by Rogers and Shaw (the "ROGERS/SHAW DESIGNEE"). At such time as the foregoing conditions are no longer satisfied, Rogers and Shaw will cause such person to resign as a director and, if necessary or appropriate, request the Cable Stockholders to cooperate in such person's removal. Rogers and Shaw agree to provide promptly upon the reasonable request of the Company written notice to the Company and to each of the Cable Stockholders of the name of the Rogers/Shaw Designee and shall provide such information relating to such Rogers/Shaw Designee as may be necessary to comply with applicable law in connection with the IPO, subsequent proxy statements to be mailed to stockholders and other securities filings to be made by the Company.

     8.3  Observer Rights.  In the event that Rogers and Shaw have exercised
          ---------------
their right to jointly designate a nominee in accordance with Section 8.2(b) but such nominee is not elected as a Common Stock Director (an "ELECTION LOSS"), the Company will use its reasonable best efforts to permit such jointly designated nominee to attend, and participate in the discussion at, all meetings of the Board in a non-voting observer capacity subject to the terms and conditions of this Section 8.3. In addition, so long as (i) the Ownership Condition is satisfied and (ii) both Rogers and Shaw hold the exclusive licenses referred to in Sections 2.1(A) and (B), as applicable, of the Term Sheet (or in accordance with any analogous provisions with respect to distribution of the Wave@Home Service by Rogers and Shaw contained in the Canadian Distribution Agreement), then the Company will use its reasonable best efforts to permit one additional representative designated jointly by Rogers and Shaw to attend, and participate in the discussion in, all meetings of the Board in a non-voting observer capacity subject to the terms and conditions of this Section 8.3. Such non-voting observer or observers (each, a "NON-VOTING OBSERVER") will, to the extent permitted by law, have the right to participate fully in all aspects of meetings of the Board and discussions among directors (other than the right to vote as a director), including without limitation the right to be provided with copies of all notices, minutes and other materials that the Company provides to its directors with respect to such meetings subject to the following terms and conditions:

                    (a) Rogers, Shaw and such Non-Voting Observer(s) shall hold in strict confidence all information and materials that any of them may receive or be given access to in connection with meetings of the Board and will act in a fiduciary manner with respect to all information so provided;

                    (b) Such Non-Voting Observer(s) may be excluded from certain sessions of the Board or certain portions of a Board meeting, or may not receive certain documents otherwise provided to the Board, if the presence of such Non-Voting Observer(s) or the delivery of such documents would, in the opinion of the Company's legal counsel, jeopardize the Company's attorney-client privilege; and

                    (c) Rogers, Shaw and such Non-Voting Observer(s) shall comply with all policies of the Company with respect to "insider trading" of the Company's securities that are applicable from time to time to the Company's directors and affiliates.

          In addition, the Company agrees that, at such future time as the Company expands the authorized number of directors or establishes the authorized number of directors as a number greater than the number of authorized directors as of the date of the Closing, in exercising its reasonable best efforts to cause to be determined the person to be nominated to fill any such vacancy or vacancies, the Company will take into consideration the experience of the Non-Voting Observer(s) concerning the Company and its business, together with the other qualifications of such Non-Voting Observer(s) with the understanding that the decision to nominate any person to fill such vacancy or vacancies shall remain with the Company and the Board.

          8.4  Qualification.  Rogers and Shaw hereby agree that (i) the Series
               -------------
C Preferred Director (so long as Rogers and/or Shaw hold a sufficient number of shares of Series C Preferred Stock to elect the Series C Preferred Director),
(ii) the Rogers/Shaw Designee and (iii) any Non-Voting Observer, (x) shall, if such person is a director, meet any legal requirements to serve on the Board and
(y) shall be, at the time of such designation and election and so long as such person is the Series C Preferred Director elected by Rogers and/or Shaw, the Rogers/Shaw Designee, or a Non-Voting Observer, respectively, an officer, director, or employee of either Rogers or Shaw, and upon such person ceasing to be an officer, director or employee of Rogers or Shaw, Rogers and Shaw will cause such person to resign as a Series C Preferred Director, Rogers/Shaw Designee, or Non-Voting Observer, respectively, and, if necessary or appropriate, request the Cable Stockholders to cooperate in such person's removal or replacement, and thereafter Rogers and Shaw shall designate a successor to such person, which person shall satisfy the foregoing eligibility standards in accordance with the foregoing.

     9.   Miscellaneous.
          -------------

          9.1  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, in all respects the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

          9.2  Survival.  The representations and warranties made herein shall
               --------
survive any investigation made by any Canadian Purchaser and the closing of the transactions contemplated hereby for a period of fifteen (15) months after the Closing.

          9.3  Successors and Assigns.  Except as provided in Section 7 with
               ----------------------
respect to a transfer of Purchased Shares, Conversion Shares, Warrants and Warrant Stock, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or a Canadian Purchaser without the prior written consent of such Canadian Purchaser or the Company, respectively. Any assignment or delegation in contravention of this Agreement shall be void and shall not relieve the assigning or delegating party of any obligation hereunder. Except as set forth in the preceding sentences, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          9.4  Limitation on Rights of Others.  Nothing in this Agreement,
               ------------------------------
whether express or implied, shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

          9.5  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts with the same effect as if all parties hereto had signed the same document. Each counterpart shall be enforceable against the parties actually executing such counterpart, and all counterparts shall be construed together and shall constitute one instrument.

          9.6  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this letter agreement to any party.

          9.7  Obligations Several, Not Joint.  Each of Rogers and Shaw shall be
               ------------------------------
obligated hereunder only with respect to the purchase of the number of Warrants set forth in Section 1 of this Agreement, and neither Rogers and nor Shaw shall have any liability with respect to the other's obligations hereunder.

          9.8  Currency.  All monetary amounts in this Agreement are stated in
               --------
United States Dollars.

          9.9  Interpretation.  In the event of any conflict or inconsistency
               --------------
between this Agreement and the Purchase Agreement, the provisions of this Agreement shall be controlling.


          9.10 Integration.  This Agreement and the Purchase Agreement supersede
               -----------
Sections 1.0, 2.8 (except for the third sentence thereof), 4.0 and 7.0 (except for Sections 7.1 and 7.5 to 7.10 inclusive), and Schedules B and C, of the Term Sheet, dated March 18, 1997, among the Company, Rogers and Shaw.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                             AT HOME CORPORATION


                                             By: /s/ Thomas A.Jermoluk
                                                 -------------------------------
                                                 Name: Thomas A.Jermoluk
                                                 Title:President/CEO




                                             ROGERS CABLESYSTEMS LIMITED

                                             By: /s/ David Miller
                                                 -------------------------------
                                                 Name:  D. Miller
                                                 Title:  Vice President



                                             By: /s/ D. Samuel
                                                 -------------------------------
                                                 Name:  D. Samuel
                                                 Title:  President, Rogers Wave



                                               SHAW CABLESYSTEMS LTD.


                                             By: /s/ Jim Shaw
                                                 -------------------------------
                                                 Name:  Jim Shaw, Jr.
                                                 Title:  President


                                             By: /s/ Margot M. Micallef
                                                 -------------------------------
                                                 Name:  Margot M. Micallef
                                                 Title:    Secretary
Attachments:
-----------

Exhibit A - Form of Warrant 1
Exhibit B - Form of Warrant 2
Exhibit C - Form of Warrant 3
Exhibit D - Voting Agreement
Exhibit E - Additional Schedule of Exceptions